UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2006

Tejon Ranch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-7183	77-0196136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1000, Lebec, California	93243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (661) 248-3000

___________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2006, a subsidiary of Tejon Ranch Co. (the “Company”) entered into a Limited Liability Company Operating Agreement (the “Agreement”). A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K. The following description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the filed Agreement.

The parties to the Agreement are Tejon Ranchcorp, a California corporation and the operating and land owning subsidiary of the Company (“Tejon”), and DMB TMV LLC (“DMB”), an Arizona limited liability company and special purpose entity under common control with DMB Associates, Inc. of Scottsdale, Arizona. The Agreement creates Tejon Mountain Village LLC (the”LLC”), the purpose of which is to obtain all necessary governmental approvals and to develop the Tejon Mountain Village (“TMV”) project. TMV is projected to be a low density, environmentally sensitive, 28,000 acre resort residential community that will preserve 23,000 acres of natural open space. TMV will contain approximately 3,400 residential units, one or more hotels and golf courses, lakeside amenities, and recreational facilities.

The following is a summary of the key terms and conditions of the Agreement:

•	DMB will contribute up to $113.5 million of capital for the entitlement and development of TMV, which contributions are guaranteed by an upstream DMB affiliate.

•	Concurrent with execution of the Agreement, DMB contributed $13.5 million to the LLC and such funds were distributed to Tejon.

•	Tejon will contribute 28,000 acres to the LLC upon the receipt of full development entitlements for the project.

•	Cash distributions are 50/50 until capital contributions are returned and specific return goals have been achieved, after which Tejon receives 60% of distributions.

•	The Company and DMB will mutually manage the entitlement process and once that is completed DMB will manage the development phase.

•	Tejon is providing assurances that the water supply for TMV is sufficient.

The Agreement is being filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company.

Item 8.01	Other Events

On May 23, 2006, Tejon Ranch Co. issued a press release announcing that it had finalized a joint venture agreement with DMB Associates, Inc located in Scottsdale, Arizona, to jointly entitle and develop Tejon Mountain Village.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
10.24	Tejon Mountain Village LLC Operating Agreement

99.1	Press Release dated May 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tejon Ranch Co.
(Registrant)
Date May 24, 2006

/s/ Allen E. Lyda
(Signature)
	Name:	Allen E. Lyda
Title: Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.24	Tejon Mountain Village LLC Operating Agreement

99.1	Press Release dated May 23, 2006